Exhibit 10.1

FORM OF INDEPENDENT DIRECTOR AGREEMENT

THIS INDEPENDENT DIRECTOR AGREEMENT (the “Agreement”) is made as of the _____ day of July, 2010 and is by and between Bohai Pharmaceuticals Group, Inc., a Nevada corporation (the “Company”), and _________(the “Director”).

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) desires to appoint the Director to perform the duties of an “independent” director (within the meaning of the rules of the U.S. Securities and Exchange Commission (the “SEC”)), and the Director desires to be so appointed for such position and to perform the duties required of such position in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration for the above recited promises and the mutual promises, agreements and covenants of the Company and the Director contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows:

1.           DUTIES.  The Company requires that the Director be available to perform the duties of an independent director customarily related to this function as may be determined and assigned by the Board of Directors of the Company and as may be required by the Company’s constituent instruments, including its certificate or articles of incorporation, bylaws and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law, including, without limitation, the Nevada Revised Statutes (the “NRS”) and the rules and regulations of the SEC and any exchange or quotation system on which the Company’s securities may be traded from time to time.  The Director agrees to devote as much time as is necessary to perform completely the duties as an independent director of the Company, including duties as a member of the Audit Committee and such other committees as the Director may hereafter be appointed to.  The Director will perform such duties described herein in accordance with the general fiduciary duty of directors arising under the NRS.

2.           TERM.

(a)           Except as provided for in Section 2(b), the term of this Agreement shall commence as of the date of the Director’s appointment by the Board of Directors of the Company and shall continue until the expiration of the Director’s term or his death, incapacity, removal or resignation.

(b)           It is acknowledged and agreed that the Director shall serve for an initial period ending on three months after date first written above, (the “Initial Period”).  At any time prior to the conclusion of the Initial Period, the Chairman of the Board of Directors may, on behalf of the Company and in his discretion, request that the Director tender his resignation from the Board of Directors, effective immediately, and if so requested, the Director shall offer such resignation immediately.  If the Director’s service on the Board of Directors is terminated in accordance with this Section 2(b), the Director shall forfeit his rights hereunder to receive any compensation from the Company and this Agreement shall terminate (expect for those provisions which expressly survive termination).

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3.           COMPENSATION.  For all services to be rendered by the Director in any capacity hereunder, the Company agrees to: (i) pay the Director a cash fee of $[    ] per annum with the first year’s payment due quarterly in arrears on the last day of each fiscal quarter of the Company (i.e., March 31, June 30, September 30 and December 31) commencing September 30, 2010, and (ii) following the conclusion of the Initial Period, and provided this Agreement is not terminated pursuant to the Section 2(b), issue to the Director a 5 year non-qualified option to purchase [    ] shares of resticted common stock of the Company at a price equal to $[    ] per share, which option shall contain a cashless exercise feature.  Such fee and any other compensation of the Director may be adjusted from time to time as agreed by the parties or as determined by the Compensation or other similar committee of the Board of Directors.

4.           EXPENSES.  In addition to the compensation provided in paragraph 3 hereof, the Company will reimburse the Director for pre-approved reasonable business related expenses incurred in good faith in the performance of the Director’s duties for the Company, including, without limitation, the cost of round trip business class airfare to China from the United States and back at least one time per year for an in person board meeting.  Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred.  Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

5.           CONFIDENTIALITY.  The Company and the Director each acknowledge that, in order for the intents and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to, business methods, information systems, financial data and strategic plans which are unique assets of the Company (as further defined below, the “Confidential Information”) and that the communication of such Confidential Information to third parties could irreparably injure the Company and its business.  Accordingly, Director agrees that, during his association with the Company and thereafter, he will treat and safeguard as confidential and secret all Confidential Information received by him at any time and that, without the prior written consent of the Company, he will not disclose or reveal any of the Confidential Information to any third party whatsoever or use the same in any manner except in connection with the business of the Company and in any event in no way harmful to or competitive with the Company or its business.  For purposes of this Agreement, “Confidential Information” means any information not generally known to the public or recognized as standard industry practice, any trade secrets, know-how, development, manufacturing, marketing and distribution plans and information, inventions, formulas, methods or processes, whether or not patented or patentable, pricing policies and records of the Company (and such other information normally understood to be confidential or otherwise designated as such in writing by the Company), all of which Director expressly acknowledges and agrees shall be confidential and proprietary information belonging to the Company.  Upon termination of his association with the Company, Director shall return to the Company all documents and papers relating to the Company, including any Confidential Information, together with any copies thereof, or certify that he has destroyed all such documents and papers.  Furthermore, Director recognizes that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes.  Director agrees that Director owes the Company and such third parties, both during the term of Directors association with the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to, except as is consistent with the Company’s agreement with the third party, disclose it to any person or entity or use it for the benefit of anyone other than the Company or such third party, unless expressly authorized to act otherwise by an officer of the Company.  Director agrees that his obligations under this Section 5 are necessary and reasonable in order to protect the Company and its business, and expressly agrees that monetary damages would be inadequate to compensate the Company for any breach of this Section 5.  Accordingly, Director agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to the Company and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the Company shall be entitled to seek injunctive relief against the threatened breach of this Agreement or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

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6.           TERMINATION.  With or without cause, the Company and the Director may each terminate this Agreement at any time upon thirty (30) days written notice, and, provided that such termination is following the Initial Period, the Company shall be obligated to pay to the Director the compensation and expenses due up to the date of the termination.  Nothing contained herein or omitted herefrom shall prevent the shareholders of the Company from removing the Director with immediate effect at any time for any reason.

7.           INDEMNIFICATION; INSURANCE.

(a)           The Company shall indemnify, defend and hold harmless the Director, to the full extent allowed by the law of the State of Nevada, and as provided by, or granted pursuant to, any charter provision, bylaw provision, agreement (including, without limitation, the Indemnification Agreement executed herewith), vote of stockholders or disinterested directors or otherwise, both as to action in the Director’s official capacity and as to action in another capacity relating to the Company’s business while holding such office.  The Company and the Director are executing an indemnification agreement in the form attached hereto as Exhibit A.

(b)           During the term of this Agreement the Company shall at all times obtain and maintain a policy or policies of director and officer liability insurance, in an amount not less than $3,000,000, of which the Independent Director will be named as an insured, providing the Independent Director with coverage for all amounts and expenses arising in any way as a result of Independent Director’s service or appointment as a director of the Company. The Company shall promptly (and in any event within 2 business days) notify the Independent Director of any lapse in coverage under such policy or policies or any material change or modification to such policy or policies. It being agreed that the Company shall use commercially reasonable efforts to increase such coverage to $5,000,000 if: (i) the Company lists on a national exchange or (ii) the Company raises material capital with third parties through the issuance of securities

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8.           AMENDMENTS; WAIVERS.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Director or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any breach with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent breach or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

9.           NOTICES.  All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided on the signature page hereto or such other contact information as the parties may have duly provided by notice.

10.        GOVERNING LAW.  This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Nevada without reference to that state’s conflicts of laws principles.

11.        ASSIGNMENT.  The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns.  The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

12.        MISCELLANEOUS.  If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of the this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

13.        HEADINGS; CONSTRUCTION.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14.        NO THIRD-PARTY BENEFICIARIES.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

15.        SEVERABILITY.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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16.        ENTIRE AGREEMENT.  Subject to the provisions of the NRS and the Company’s articles of association and bylaws, this Agreement and the exhibit hereto sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

17.        COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.  Execution and delivery of this Agreement by facsimile or other electronic signature is legal, valid and binding for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Independent Director Agreement to be duly executed and signed as of the day and year first above written.

BOHAI PHARMACEUTICALS GROUP, INC.

By:
Name: Hongwei Qu
Title: President and CEO

Contact Information:
c/o Yantai Bohai Pharmaceuticals Group Co. Ltd.
No. 9 Daxin Road, Zhifu District
Yantai, Shandong Province, China
Attention: Hongwei Qu
Fax Number: +86-0535-6763559

Independent Director

Name:
Contact Information:

[Signature Page to Independent Director Agreement]

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT is made as of the _____ day of July, 2010 and is by and between Bohai Pharmaceuticals Group Inc., a Nevada corporation (the “Company”), and [                 ] (hereinafter referred to as the “Indemnitee”).

WHEREAS, Section 78.7502 of the Nevada Revised Statutes and the Bylaws of the Company empower the Company to indemnify its officers and directors and do not, by themselves, limit the extent to which the Company may indemnify persons serving as its officers and directors;

WHEREAS, the Indemnitee has agreed to serve as an independent director of the Company, provided, and on the expressed condition, that he is furnished with the indemnification provided for herein;

WHEREAS, the Company believes that the interest of the Company and its current and future shareholders would be best served by a combination of: (i) such director and officer liability insurance as the Company may obtain pursuant to the Company’s obligations hereunder and (ii) a contract with Indemnitee to indemnify him to the fullest extent permitted by law (as in effect on the date hereof, or, to the extent any amendment may expand such permitted indemnification, as hereafter in effect) against personal liability for actions taken in the performance of his duties to the Company; and

WHEREAS, the Company and the Indemnitee desire to enter into this Agreement in order to satisfy the foregoing premises.

NOW, THEREFORE, in consideration for the above recited promises and the mutual promises, agreements and covenants of the Company and the Indemnitee contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Indemnitee hereby agree as follows:

1.           CERTAIN DEFINITIONS. In addition to the other capitalized terms defined herein, the following capitalized terms shall have the following meanings:

(a)           “Expenses” means, for the purposes of this Agreement, all direct and indirect costs of any type or nature whatsoever (including, without limitation, any reasonable and customary fees and expenses of Indemnitee’s counsel, accountants and other experts and other reasonable and customary out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, preparation, defense or appeal of a Proceeding; provided, however, that Expenses shall not include judgments, fines, penalties or amounts paid in settlement of a Proceeding.

(b)           “Proceeding” means, for the purposes of this Agreement, any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including an action brought by or in the right of the Company) in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director of the Company, by reason of any action taken by him or of any inaction on his part while acting as such director or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director or officer of the foreign or domestic corporation which was a predecessor corporation to the Company or of another enterprise at the request of such predecessor corporation, whether or not he is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

2.           INDEMNIFICATION.

(a)           THIRD PARTY PROCEEDINGS.  The Company shall indemnify Indemnitee against Expenses, judgments, fines, penalties or amounts paid in settlement (if the settlement is approved in advance by the Company) actually and reasonably incurred by Indemnitee in connection with a Proceeding (other than a Proceeding by or in the right of the Company) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or, with respect to any criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)           PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY.  To the fullest extent permitted by law, the Company shall indemnify Indemnitee against Expenses and amounts paid in settlement, actually and reasonably incurred by Indemnitee in connection with a Proceeding by or in the right of the Company to procure a judgment in its favor if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its shareholders.  Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged liable to the Company in the performance of Indemnitee’s duty to the Company and its shareholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

(c)           SCOPE.  Notwithstanding any other provision of this Agreement but subject to Section 13(b) hereof, the Company shall indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by other provisions of this Agreement, the Company’s Amended and Restated Articles of Incorporation, the Company’s Amended and Restated Bylaws or by statute.

3.           LIMITATIONS ON INDEMNIFICATION. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)           EXCLUDED ACTS.  To indemnify Indemnitee for any acts or omissions or transactions from which a director may not be relieved of liability under applicable law;

(b)           EXCLUDED INDEMNIFICATION PAYMENTS.  To indemnify or advance Expenses in violation of any prohibition or limitation on indemnification under the statutes, regulations or rules promulgated by any state or federal regulatory agency having jurisdiction over the Company.

(c)           CLAIMS INITIATED BY INDEMNITEE.  To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 78.7502 of the Nevada Revised Statutes, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit;

(d)           LACK OF GOOD FAITH.  To indemnify Indemnitee for any Expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or  interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous;

(e)           INSURED CLAIMS.  To indemnify Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to or on behalf of Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Company or any other policy of insurance maintained by the Company or Indemnitee;

(f)           CLAIMS UNDER SECTION 16(b).  To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

4.           DETERMINATION OF RIGHT TO INDEMNIFICATION.  Upon receipt of a written claim addressed to the Board of Directors for indemnification pursuant to Section 2 hereof, the Company shall determine by any of the methods set forth in Section 78.751 of the Nevada Revised Statutes whether Indemnitee has met the applicable standards of conduct which makes it permissible under applicable law to indemnify Indemnitee.  If a claim under Section 2 hereof is not paid in full by the Company within ninety (90) days after such written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, unless such action is dismissed by the court as frivolous or brought in bad faith, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim.  The court in which such action is brought shall determine whether Indemnitee or the Company shall have the burden of proof concerning whether Indemnitee has or has not met the applicable standard of conduct.

5.           ADVANCEMENT AND REPAYMENT OF EXPENSES. Subject to Section 3 hereof, the Expenses incurred by Indemnitee in defending and investigating any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding within 30 days after receiving from Indemnitee the copies of invoices presented to Indemnitee for such Expenses, if Indemnitee shall provide an undertaking to the Company to repay such amount to the extent it is ultimately determined that Indemnitee is not entitled to indemnification.  In determining whether or not to make an advance hereunder, the ability of Indemnitee to repay shall not be a factor.  Notwithstanding the foregoing, in a proceeding brought by the Company directly, in its own right (as distinguished from an action bought derivatively or by any receiver or trustee), the Company shall not be required to make the advances called for hereby if the Board of Directors determines, in its sole discretion, that it does not appear that Indemnitee has met the standards of conduct which make it permissible under Applicable law to indemnify Indemnitee and the advancement of Expenses would not be in the best interests of the Company and its shareholders.

6.           PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification or advancement by the Company of some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a Proceeding, but is not entitled to indemnification or advancement of the total amount thereof, the Company shall nevertheless indemnify or pay advancements to the Indemnitee for the portion of such Expenses or liabilities to which the Indemnitee is entitled.

7.           NOTICE TO COMPANY BY INDEMNITEE. Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof; provided, however, that any delay in so notifying the Company shall not constitute a waiver by Indemnitee of her rights hereunder.  The written notification to the Company shall be addressed to the Board of Directors and shall include a description of the nature of the Proceeding and the facts underlying the Proceeding and be accompanied by copies of any documents filed with the court in which the Proceeding is pending.  In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

8.           MAINTENANCE OF LIABILITY INSURANCE.

(a)           Subject to Section 3 hereof, the Company hereby agrees that so long as Indemnitee shall continue to serve as a director or officer of the Company and thereafter so long as Indemnitee shall be subject to any possible Proceeding, the Company, subject to Section 8(b) below, shall use reasonable commercial efforts to obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) which provides Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer.

(b)           Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

(c)           If, at the time of the receipt of a notice of a claim pursuant to Section 7 hereof hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

9.           DEFENSE OF CLAIM. In the event that the Company shall be obligated under Section 5 hereof to pay the Expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that: (i) Indemnitee shall have the right to employ his counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, or (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

10.         ATTORNEYS’ FEES. In the event that Indemnitee or the Company institutes an action to enforce or interpret any terms of this Agreement, the Company shall reimburse Indemnitee for all of the Indemnitee’s reasonable fees and expenses in bringing and pursuing such action or defense, unless as part of such action or defense, a court of competent jurisdiction determines that the material assertions made by Indemnitee as a basis for such action or defense were not made in good faith or were frivolous.

11.        CONTINUATION OF OBLIGATIONS. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall continue thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that Indemnitee served in any capacity referred to herein.

12.        SUCCESSORS AND ASSIGNS. This Agreement establishes contract rights that shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

13.         NON-EXCLUSIVITY.

(a)           The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed to be exclusive of any other rights that the Indemnitee may have under any provision of law, the Company’s Amended Articles of Incorporation or Amended and Restated Bylaws, the vote of the Company’s shareholders or disinterested directors, other agreements or otherwise, both as to action in her official capacity and action in another capacity while occupying her position as a director or officer of the Company.

(b)           In the event of any changes, after the date of this Agreement, in any applicable law, statute, or rule which expand the right of a Nevada corporation to indemnify its officers and directors, the Indemnitee’s rights and the Company’s obligations under this Agreement shall be expanded to the full extent permitted by such changes.  In the event of any changes in any applicable law, statute or rule, which narrow the right of a Nevada corporation to indemnify a director or officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

14.         EFFECTIVENESS OF AGREEMENT. To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for in the Nevada Revised Statutes, such provisions shall not be effective unless and until the Company’s Articles of Incorporation authorize such additional rights of indemnification.  In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page and may apply to acts of omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

15.         SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law.  The Company’s inability,  pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.  The provisions of this Agreement shall be severable as provided in this Section 15.  If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

16.         GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Nevada, without reference to its conflict of law principals.  To the extent permitted by applicable law, the parties hereby waive any provisions of law which render any provision of this Agreement unenforceable in any respect.

17.         NOTICES. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided on the signature page hereto or such other contact information as the parties may have duly provided by notice.

18.         MUTUAL ACKNOWLEDGMENT. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise.  Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the appropriate state or federal regulatory agency to submit for approval any request for indemnification, and has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

19.         COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

20.         AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be duly executed and signed as of the day and year first above written.

BOHAI PHARMACEUTICALS GROUP, INC.

By:
Name: Hongwei Qu
Title: President and CEO总裁

Contact Information:
c/o Yantai Bohai Pharmaceuticals Group Co. Ltd.
No. 9 Daxin Road, Zhifu District
Yantai, Shandong Province, China
Attention: Hongwei Qu
Fax Number: +86-0535-6763559

Director: